Exhibit 99.1

CTG Announces Results of Annual Meeting of Shareholders

Reiterates Recent Track Record of High-Level Performance and

Successful Strategic Transformation

BUFFALO, N.Y., September 21, 2020 – CTG (NASDAQ: CTG), a leading provider of information technology (IT) solutions and services in North America and Western Europe, today announced that CTG shareholders approved all proposals considered at the Company’s 2020 Annual Meeting of Shareholders by a significant margin, including the re-election of James R. Helvey, III and Owen J. Sullivan to the Board, compensation of named executive officers, ratification of the Company’s independent registered public accounting firm and ratification of the Company’s 2020 Equity Award Plan.

CTG issued the following statement:

On behalf of the CTG Board of Directors and senior management team, we thank shareholders for their ongoing support, and appreciate the constructive feedback that we continue to receive. CTG is committed to taking firm action to reach our strategic goals of increasing profitability, delivering sustainable returns and maximizing value for shareholders.

To achieve these objectives, the Board and management team continue to advance the Company’s rapid transformation into a high-margin, solutions business driving increasing earnings before interest, taxes, equity-based compensation, depreciation and amortization (EBITDA) and operating margins. Even with the challenges of the COVID-19 pandemic, our IT Solutions strategy continues to make progress during this time, resulting in the highest operating margin and non-GAAP earnings per share we have reported for a first half period in the past six years.

While there is still work to do, the progress CTG has made on its transformation is yielding strong operational and financial performance. The Company has taken steps to implement prudent cost containment efforts, sustain a healthy pipeline of new business development and improve utilization and overall efficiency across the organization. As a result of these actions, CTG delivered sequential increases in revenue and non-GAAP operating profit in the second quarter, building on a track record of consistently improving performance trends over the last 18 months.

CTG has a diverse and independent Board that is actively engaged in overseeing the Company’s strategy and financial performance. As indicated by recent results, CTG has the right team and plan in place to build upon our recent success and deliver on our objectives of generating superior returns and long-term, sustainable shareholder value.

CTG held its Annual Meeting on September 17, 2020 via live webcast. The Company filed the final voting results with the Securities and Exchange Commission on a Form 8-K earlier today.

About CTG

CTG has established a reputation for responsiveness and reliability—traits that our clients say set us apart—since our founding in 1966. Today, we provide comprehensive information, technology, and business solutions that address critical challenges for clients in high-growth industries in North America and Western Europe. Backed by a proven track record of reliable delivery, CTG fosters long-term client relationships and trust, which allows us to develop strategic insights that maximize client investments in solutions and competitive advantage. CTG has operations in North America, South America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

Safe Harbor Statement

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, financial outlook, business strategy and performance expectations for 2020 and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company. These statements are based upon the Company’s expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new clients, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its clients, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the effects of the COVID-19 pandemic and the regulatory, social and business responses thereto on the Company’s business, operations, employees, contractors and clients, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, increased bargaining power of large clients, the Company’s ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM), the ability to integrate businesses when acquired and retain their clients while achieving cost reduction targets, the uncertainty of clients’ implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between staffing and solutions, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company’s operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company’s competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions, actions of activist shareholders, and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s Form 10-K for the year ended December 31, 2019, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts

Investors:

John M. Laubacker, Chief Financial Officer

+1 716 887-7368

Media

Michael Freitag / Joseph Sala

Joele Frank, Wilkinson Brimmer Katcher

+1 212 355-4449

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